Exhibit 1.1

THE COMPANIES ACT, CAP. 50

PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

of

GRINDROD SHIPPING HOLDINGS LTD.

(Adopted by Special Resolution passed on 25 April 2018)

1                                         NAME

The name of the Company is “GRINDROD SHIPPING HOLDINGS LTD.”.

2                                         REGISTERED OFFICE

The Registered Office of the Company will be situated in the Republic of Singapore.

3                                         BUSINESS OR ACTIVITY

Subject to the provisions of the Companies Act, Cap. 50 and any other written law and the Constitution, the Company has:

(a)                                 full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)                                 for the purposes of paragraph (a), full rights, powers and privileges.

4                                         LIABILITY OF MEMBERS

The Company is a company limited by shares and the liability of the members is limited.

5                                         SHARE CAPITAL

The Company shall have power to consolidate or subdivide the shares and to issue any additional capital as fully paid or partly paid shares and with any special or preferential rights or privileges or subject to any special terms or conditions, and either with or without any special designation, and also from time to time to alter, modify, commute, abrogate or deal with any such rights, privileges, terms, conditions or designations in accordance with the regulations for the time being of the Company.

PRELIMINARY

6                                         In this Constitution, if not inconsistent with the subject or context, the words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof:

Interpretation.

WORDS		MEANINGS

“the Act”	..

The Companies Act, Cap. 50 or any statutory modification, amendment or re-enactment thereof for the time being in force or any and every other act for the time being in force concerning companies and affecting the Company and any reference to any provision of the Act is to that provision as so modified, amended or re-enacted or contained in any such subsequent Companies Act.

“Auditors”	..	The auditors for the time being of the Company.

“Affiliate”	..

An affiliate of, or a person affiliated with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, and “affiliates” shall be construed accordingly.

“Applicable Laws”	..

All laws, bye-laws, regulations, orders and/or official directions for the time being in force affecting the Company and its subsidiaries, including but not limited to the Act, and the listing rules of any stock exchange upon which the shares in the Company may be listed, Provided always that a waiver granted in connection to any such law shall be treated as due compliance with such relevant law.

“book-entry security”	..	A security, the documents evidencing title to which are deposited by a Depositor with a Depository and are registered in the name of a Depository or its nominee.

“Chief Executive Officer”	..

Any one or more persons, by whatever name described, who:
(a) is in direct employment of, or acting for or by arrangement with, the Company and;
(b) is principally responsible for the management and conduct of the business of the Company, or part of the business of the Company, as the case may be.

“the Company”	..	The abovenamed Company by whatever name from time to time called.

“this Constitution”	..	The Constitution or other regulations of the Company for the time being in force.

“Depositor”	..	A person who has an account directly with a Depository, which account is credited with book-entry securities in the Company.

“Depository”	..	A securities depository whose name or whose nominee’s name is entered as a Member in the Register in respect of book-entry securities in the Company

“Depository Register”	..	A register maintained by a Depository in respect of book-entry securities in the Company

“Director”	..	Includes any person acting as a Director of the Company and includes any person duly appointed and acting for the time being as an Alternate Director.

“Directors”	..	The Directors for the time being of the Company or such number of them as have authority to act for the Company.

“dividend”	..	Includes bonus.

“JSE”	..	Johannesburg Stock Exchange, being the securities exchange operated by JSE Limited.

“JSE Listings Requirements”	..	The listings requirements issued by JSE, as amended from time to time.

“Member”	..	A Member of the Company, except that, where the Act requires, excludes the Company where it is a member by reason of its holding of its shares as treasury shares.

“month”	..	Calendar month.

“Office”	..	The Registered Office of the Company for the time being.

“paid up”	..	Includes credited as paid up.

“Register”	..	The Register of Members.

“registered address” or “address”	..	In relation to any member, his physical address for the service or delivery of notices or documents personally or by post, except where otherwise expressly provided in this Constitution.

“Seal”	..	The Common Seal of the Company or in appropriate cases the Official Seal or duplicate Common Seal.

“Secretary”	..	The Secretary or Secretaries appointed under this Constitution and shall include any person entitled to perform the duties of Secretary temporarily.

“Singapore”	..	The Republic of Singapore.

“Statutes”	..	The Act and every other act for the time being in force concerning companies and affecting the Company.

“S$”	..	The lawful currency of Singapore.

“writing” and “written”	..

Includes except where expressly specified herein or the context otherwise requires, and subject to any limitations, conditions or restrictions contained in any Applicable Laws, any printing, lithography, typewriting and any other mode of representing or reproducing words, symbols and other information in a visible form, whether in a physical document or in an electronic communication or form or otherwise howsoever.

“year”	..	Calendar year.

Words denoting the singular number only shall include the plural and vice versa. Words denoting the masculine gender only shall include the feminine gender.

The expressions “current address”, “electronic communication”, “ordinary resolution”, “special resolution” and “treasury shares” shall have the meanings ascribed to them respectively in the Act.

Subject as aforesaid, any words or expressions defined in the Act and the Interpretation Act, Cap. 1 shall if not inconsistent with the subject or context, bear the same meanings in this Constitution.

Words denoting persons shall include corporations.

A reference in this Constitution to “holders” of shares or a class of shares shall, except where otherwise provided, exclude the Company in relation to shares held by it as treasury shares.

Any reference in this Constitution to any enactment is a reference to that enactment as for the time being amended or enacted.

Save as aforesaid, any word or expression used in the Act and the Interpretation Act, Cap. 1 shall, if not inconsistent with the subject or context, bear the same meaning in this Constitution.

The headnotes and marginal notes are inserted for convenience only and shall not affect the construction of this Constitution.

BUSINESS

7                                         Subject to the provisions of the Act, any business which the Company is expressly or by implication empowered to undertake may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance, whether such business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such business.

Any business either expressly or by implication empowered to be undertaken may be undertaken by Directors.

PUBLIC COMPANY

8 The Company is a public company.	Public Company.

SHARES

9                                         (A) Save to the extent permitted by the Act, none of the funds of the Company or of any subsidiary thereof shall be directly or indirectly employed in the purchase or subscription of or in loans upon the security of the Company’s shares.

Prohibition against financial assistance.

(B) Notwithstanding the provisions of Regulation 9(A) but subject to the Act, the Company may purchase or otherwise acquire its issued shares on such terms and in such manner as the Company may from time to time think fit. If required by the Act, any share that is so purchased or acquired by the Company shall, unless held in treasury in accordance with the Act, be deemed to be cancelled immediately on purchase or acquisition by the Company. On the cancellation of a share as aforesaid, the rights and privileges attached to that share shall expire. In any other instance, the Company may hold or deal with any such share which is so purchased or acquired by it in such manner as may be permitted by, and in accordance with, the Act.

10                                  Save as provided by Section 161 of the Act, no shares may be issued by the Directors without the prior approval of the Company in General Meeting but subject thereto and to the provisions of this Constitution and without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, the Directors may allot and issue shares or grant options over or otherwise dispose of the same to such persons on such terms and conditions and for such consideration or for no consideration and at such time and subject or not to the payment of any part of the amount thereof in cash as the Directors may think fit, and any shares may be issued with such preferential, deferred, qualified or special rights, privileges or conditions or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise as the Directors may think fit, and preference shares may be issued which are or at the option of the Company are liable to be redeemed, the terms and manner of redemption being determined by the Directors, subject to the listing rules of any stock

Issue of Shares.

exchange upon which shares in the Company may be listed and provided always that:

(a)                                 (subject to any direction to the contrary that may be given by the Company in General Meeting) any issue of shares for cash to members holding shares of any class shall be offered to such members in proportion as nearly as may be to the number of shares of such class then held by them;

(b)                                 the rights attaching to shares of a class other than ordinary shares shall be expressed in the resolution creating the same; and

(c)                                  to the extent that any shares of the Company are listed on the JSE, where the shareholders authorise the directors to issue unissued securities and/or grant options to subscribe for unissued securities, as the directors in their discretion deem fit, such corporate action has been approved by the JSE and are subject to the JSE Listings Requirements.

10A.       (a)                                   In the event of preference shares being issued, the total number of issued preference shares shall not at any time exceed the total number of the issued ordinary shares and preference shareholders shall have the same rights as ordinary shareholders as regards receiving of notices, reports and balance sheets and attending General Meetings of the Company.

(b)                                 The Company has power to issue further preference capital ranking equally with, or in priority to, preference shares already issued.

11                                  The rights attached to shares issued upon special conditions shall be clearly defined in the Constitution. Without prejudice to any special right previously conferred on the holders of any existing shares or class of shares but subject to the Act and this Constitution, shares in the Company may be issued by the Directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether with regard to dividend, return of capital or otherwise as the Directors may determine.

Special Rights.

12                                  Subject to Applicable Laws, the holders of securities, other than ordinary shares, and any special shares created for purpose of black economic empowerment in terms of the Broad-Based Black Economic Empowerment Act No.53 of 2003 of South Africa, (“Preference Shareholders”) shall not be entitled to vote on any resolution taken by the Company, save in the following instances  —

(a)                                 during any special period, as provided for in paragraph (c) of this Regulation, during which any dividend, any part of any dividend on such preference shares or any redemption payment thereon remains in arrears and unpaid;

(b)                                 in regard to any resolution proposed for the winding-up of the Company or the reduction of its capital;

(c)                                  the period referred to in paragraph (a) of this Regulation shall be a period not more than 6 months after the due date of the dividend or redemption payment in question or, where no due date is specified, after the end of the financial year of the Company in respect of which such dividend accrued or such redemption payment became due; and

Preference Shares voting

(d) in regard to any resolution proposed to vary any rights attached to shares held by such Preference Shareholders.

13                                  In the instances that the Preference Shareholders are permitted to vote at meetings as set out in Regulation 12, their votes may not carry any special rights or privileges and they shall be entitled to one vote for each share that they hold, provided that their total voting right at such a meeting may not exceed 24.99% of the total voting rights of all shareholders at such meeting.

Limit on Preference Shares voting total

14                                  The Company shall not exercise any right in respect of treasury shares other than as provided by the Act. Subject thereto, the Company may deal with its treasury shares in the manner authorised by, or prescribed pursuant to, the Act.

Treasury Shares.

15                                  If at any time the share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Act, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of at least three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate General Meeting of the holders of shares of that class and to every such special resolution the provisions of Section 184 of the Act shall with such adaptations as are necessary apply. To every such separate General Meeting the provisions of this Constitution relating to General Meetings shall mutatis mutandis apply. Provided Always That:

Variation of rights.

(a)                                 the necessary quorum shall be such person or persons at least holding or representing by proxy or by attorney in aggregate no less than 15 per cent of the issued shares (excluding treasury shares) of the class; or

(b)                                 where all the issued shares of the class are held by one person, the necessary quorum shall be one person.

Provided always that where the necessary majority for such a special resolution is not obtained at such General Meeting, consent in writing if obtained from the holders of three-quarters of the total number of issued shares of the class concerned within two months of such General Meeting shall be as valid and effectual as a special resolution carried at such General Meeting.

15A                         The repayment of preference capital other than redeemable preference capital, or any alteration of preference shareholders’ rights, may only be made pursuant to a special resolution of the preference shareholders concerned Provided always that where the necessary majority for such a special resolution is not obtained at the General Meeting, consent in writing if obtained from the holders of three-fourths of the preference shares concerned within two months of the General Meeting, shall be as valid and effectual as a special resolution carried at the General Meeting.

16                                  The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by this Constitution as are in force at the time of such issue, be

Creation or issue of further shares with

deemed to be varied by the creation or issue of further shares ranking equally therewith.	special rights.

17                                  The Company may pay commissions or brokerage on any issue of shares at such rate or amount and in such manner as the Directors may deem fit. Such commission or brokerage may be satisfied by the payment of cash or the allotment of fully or partly paid shares or by a combination of cash and fully or partly paid shares.

Power to pay commission and brokerage.

18                                  If any shares of the Company are issued for the purpose of raising money to defray the expenses of the construction of any works or the provisions of any plant which cannot be made profitable for a long period, the Company may, subject to the conditions and restrictions mentioned in the Act pay interest on such of the shares (excluding treasury shares) as is for the time being paid up and may charge the same to capital as part of the cost of the construction or provision.

Power to charge interest on capital.

19                                  Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by this Constitution or by law otherwise provided) any other rights in respect of any share, except an absolute right to the entirety thereof in the registered holder.

Exclusion of equities.

20                                  If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividend payable in respect of such share and the joint holders of a share shall, subject to the provisions of the Act, be severally as well as jointly liable for the payment of all instalments and calls and interest due in respect of such shares. Such joint holders shall be deemed to be one Member and the delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

Joint holders.

21 No person shall be recognised by the Company as having title to a fractional part of a share or otherwise than as the sole or a joint holder of the entirety of such share.	Fractional part of a share.

22                                  If by the conditions of allotment of any shares the whole or any part of the amount of the issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share or his personal representatives, but this provision shall not affect the liability of any allottee who may have agreed to pay the same.

Payment of instalments.

23                                  The certificate of title to shares in the capital of the Company shall, if a Seal has been adopted, be issued under the Seal, and shall be in such form as the Directors shall from time to time prescribe and shall bear the autographic or facsimile signatures of at least one Director and the Secretary or a second Director or some other person appointed by the Directors, and shall specify the number and class of shares to which it relates and whether the shares are fully or partly paid up, and the amount (if any) unpaid thereon. The facsimile signatures may be reproduced by mechanical, electronic

Share certificates.

or other means provided the method or system of reproducing signatures has first been approved by the Directors.

24                                  (A) Every person whose name is entered as a Member in the Register shall be entitled within two months after allotment or within one month after the lodgement of any transfer to one certificate for all his shares of any one class or to several certificates in reasonable denominations each for a part of the shares so allotted or transferred. Where a Member transfers part only of the shares comprised in a certificate or where a Member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and the Member shall pay a fee not exceeding S$2/- for each such new certificate as the Directors may determine.

(B)                               The Company shall not be bound to register more than three persons as the registered joint holders of a share except in the case of executors, trustees or administrators of the estate of a deceased member.

(C)                               In the case of a share registered jointly in the names of several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to any one of the registered joint holders shall be sufficient delivery to all.

Entitlement to certificate.

25                                  If any certificate or other document of title to shares or debentures be worn out or defaced, then upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof. For every certificate so issued there shall be paid to the Company a fee not exceeding S$2/- as the Directors may determine. Subject to the provisions of the Act and the requirements of the Directors thereunder, if any certificate or document be lost or destroyed or stolen, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, and on the payment of a fee not exceeding S$2/- as the Directors may determine, a new certificate or document in lieu thereof shall be given to the person entitled to such lost or destroyed or stolen certificate or document. In the case of destruction, loss or theft, a shareholder or person entitled to whom such renewed certificate is given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction or loss.

New certificates may be issued.

26 The shares of the Company in each class shall rank pari passu.	Pari Passu ranking of shares.

TRANSFER OF SHARES

27                                  Subject to the restrictions of this Constitution, any Member may transfer all or any of his shares, but every transfer must be in writing and in the usual common form, or in any other form which the Directors may approve. The instrument of transfer of a share shall be signed by or on behalf of both the transferor and by the transferee, and (unless otherwise determined by the Directors) by the witness or witnesses thereto, provided that an instrument of

Form of Transfer.

transfer in respect of which the transferee is either the Depository or any other person (whom the Directors may determine that such signature as transferee shall be dispensed with) shall be effective although not signed or witnessed by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Shares of different classes shall not be comprised in the same instrument of transfer.

28                                  All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in any case of fraud) be returned to the party presenting the same.

Retention of Transfers.

28A                         The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of six years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of six years from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register of Members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, Provided always that:

(a)                                 the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)                                 nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Regulation; and

(c)                                  references herein to the destruction of any document include references to the disposal thereof in any manner.

29 No share shall in any circumstances be transferred to any infant or bankrupt or person who is mentally disordered.	Infant, bankrupt or mentally disordered.

29A                         There shall be paid to the Company in respect of the registration of any instrument of transfer or probate or letters of administration or certificate of marriage or death or stop notice or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register of Members affecting the title to any shares such fee not exceeding $2 as the Directors may from time to time require or prescribe.

30                                  There shall be no restriction on the transfer of fully paid up shares (except where required by law, the listing rules of any stock exchange upon which the shares of the Company may be listed or the rules and/or bye-laws governing any stock exchange upon which the shares of the Company may be listed) but the Directors may, in their absolute discretion, decline to register any transfer of shares upon which the Company has a lien and in the case of shares not fully paid up may refuse to register a transfer to a transferee of whom they do not approve but shall in such event, within one month after the date on which the transfer was lodged with the Company send to the transferor and transferee notice of the refusal. If the Directors refuse to register a transfer they shall within one month of the date of application for the transfer by notice in writing to the applicant state the facts which are considered to justify the refusal to register the transfer.

Directors’ power to decline to register.

31 The Directors may decline to register any instrument of transfer unless:	Instrument of transfer.

(a) such fee not exceeding S$2/- or such other sum as the Directors may from time to time require under the provisions of this Constitution, is paid to the Company in respect thereof;

(b)                                 the instrument of transfer is deposited at the Office or at such other place (if any) as the Directors may appoint accompanied by a certificate of payment of stamp duty (if any), the certificates of the shares to which the transfer relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do;

(c)                                  the instrument of transfer is in respect of only one class of shares; and

(d) the amount of proper duty (if any) with which each instrument of transfer is chargeable under any law for the time being in force relating to stamps is paid.

32                                  The Company shall provide a book to be called “Register of Transfers” which shall be kept under the control of the Directors, and in which shall be entered the particulars of every transfer of shares.

Register of Transfers.

33 The Register may be closed at such times and for such periods as the Directors may from time to time determine not exceeding in the whole thirty days in any year.	Closure of Register.

33A                         All transactions (including share transfers) shall comply with the listing rules of any stock exchange upon which the shares of the Company may be listed or the rules and/or bye-laws governing any stock exchange upon which the shares of the Company may be listed from time to time.

Compliance with applicable listing rules.

33B                       The shares of the Company set out in the Company's South African branch share register, i.e. listed on the JSE, may be moved from such South African branch share register to any other share register (“Removal Process"), provided that the Company provides the JSE with written confirmation that all of the agreements with transfer secretaries make provisions to -

Transfer from South African branch register.

(a) mandate a compulsory one day Removal Process; and

(b) introduce appropriate penalty measures where the Removal Process is not adopted and implemented by the transfers secretaries.

TRANSMISSION OF SHARES

34                                  (A)  In case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but

Transmission on death.

(B)  In the case of the death of a Depositor, the survivor or survivors where the deceased Depositor is a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder and where such executors or administrators are entered in the Depository Register in respect of any beneficial shares of the deceased Depositor, shall be the only person(s) recognised by the Company as having any beneficial title to his interest in the shares.

(C) Nothing in this Regulation shall release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share held by him.

35                                  Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon producing such evidence of title as the Directors shall require, be registered himself as holder of the share upon giving to the Company notice in writing of his desire or transfer such share to some other person. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of this Constitution relating to the right to transfer and the registration of transfers shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member.

Persons becoming entitled on death or bankruptcy of Member may be registered.

36                                  Save as otherwise provided by or in accordance with this Constitution a person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by

Rights of unregistered executors and trustees.

membership in relation to Meetings of the Company until he shall have been registered as a Member in respect of the share.

37                                  There shall be paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares, such fee not exceeding S$2/- as the Directors may from time to time require or prescribe.

Fee for registration of probate etc.

CALLS ON SHARES

38                                  The Directors may from time to time make such calls as they think fit upon the Members in respect of any moneys unpaid on their shares and not by the terms of the issue thereof made payable at fixed times, and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine.

Calls on shares.

39 A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.	Time when made.

40                                  If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum due from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

Interest on calls.

41                                  Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, shall for all purposes of this Constitution be deemed to be a call duly made and payable on the date, on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

Sum due on allotment.

42 The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payments.	Power to differentiate.

43                                  The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and such payments in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which they are made, and upon the moneys so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned the Company may pay interest at such rate not exceeding eight per cent per annum as the Member paying such sum and the Directors agree upon. Capital paid on shares in advance of calls shall not, while carrying interest, confer a right to participate in profits.

Payment in advance of calls.

FORFEITURE AND LIEN

44                                  If any Member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter serve a notice on such Member requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

Notice requiring payment of calls.

45                                  The notice shall name a further day (not being less than fourteen days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

Notice to state time and place.

46                                  If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

Forfeiture on non-compliance with notice.

47                                  A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. To give effect to any such sale, the Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such person as aforesaid.

Sale of shares forfeited.

48                                  A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the shares, but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares with interest thereon at eight per cent per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment, but such liability shall cease if and when the

Rights and liabilities of Members whose shares have been forfeited or surrendered.

Company receives payment in full of all such moneys in respect of the shares and the Directors may waive payment of such interest either wholly or in part.

49                                  The Company shall have a first and paramount lien and charge on every share (not being a fully paid share) registered in the name of each Member (whether solely or jointly with others) and on the dividends from time to time declared in respect thereof for all calls and instalments due on any such share and interest and expenses thereon but such lien shall only be upon the specific shares in respect of which such calls or instalments are due and unpaid and on all dividends from time to time declared in respect of the shares. The Directors may resolve that any share shall for some specified period be exempt from the provisions of this Regulation.

Company's lien.

50                                  The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after notice in writing stating and demanding payment of the sum payable and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy. To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof.

Sale of shares subject to lien.

51                                  The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall be paid to the person entitled to the shares at the date of the sale.

Application of proceeds of such sales.

52                                  A statutory declaration in writing that the declarant is a Director of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the certificate of proprietorship of the share, if the Seal has been adopted, to be under Seal, delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

Title to shares forfeited or surrendered or sold to satisfy a lien.

ALTERATION OF CAPITAL

53                                  Subject to any special rights for the time being attached to any existing class of shares, any new shares in the Company shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct and if no direction be given as the Directors shall determine subject to the provisions of this Constitution and in particular (but without prejudice to the

Rights and privileges of new shares.

generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company or otherwise.

54                                  Except so far as otherwise provided by the conditions of issue or by this Constitution all new shares shall be subject to the provisions of this Constitution with reference to allotments, payment of calls, liens, transfers, transmissions, forfeiture and otherwise.

New shares otherwise subject to provisions of this Constitution.

55 The Company may:	Power to consolidate, subdivide and convert shares.

(a) by special resolution consolidate and divide all or any of its shares;

(b)                                 by special resolution subject to the Applicable Laws and this Constitution, subdivide its shares or any of them provided always that in such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived and so that the resolution whereby any shares is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to new shares; and

(c) by special resolution subject to the Applicable Laws and this Constitution, convert any class of shares into any other class of shares.

(d) by special resolution subject to the Applicable Laws and this Constitution, convert its share capital or any class of shares from one currency to another.

56                                  The Company may by special resolution reduce its share capital or any undistributable reserve in any manner and with and subject to any incident authorised and consent required by law. Without prejudice to the generality of the foregoing, upon cancellation of a share purchased or otherwise acquired by the Company pursuant to this Constitution and the Act, the number of issued shares of the Company shall be diminished by the number of the shares so cancelled, and, where any such cancelled share was purchased or acquired out of the capital of the Company, the amount of share capital of the Company shall be reduced accordingly.

Power to reduce capital.

GENERAL MEETINGS

57                                  Subject to the provisions of the Act, the Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next; provided that so long as the Company holds its First Annual General Meeting within eighteen months of its incorporation, it need not hold it in the year of its incorporation or in the following year.

Annual General Meeting.

58 All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.	Extraordinary General Meetings.

59 The time and place of any General Meeting shall be determined by the Directors.	Time and place.

60                                  The Directors may, whenever they think fit, convene an Extraordinary General Meeting and Extraordinary General Meetings shall also be convened on such requisition or, in default, may be convened by such requisitionists, as provided by Section 176 of the Act. If at any time there are not within Singapore sufficient Directors capable of acting to form a quorum at a meeting of Directors, any Director may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

Calling of Extraordinary General Meetings.

NOTICE OF GENERAL MEETINGS

61                                  Subject to the provisions of the Act, at least fourteen days’ notice in writing (exclusive both of the day on which the notice is served or deemed to be served and of the day for which the notice is given) of every General Meeting shall be given in the manner hereinafter mentioned to such persons (including the Auditors) as are under the provisions herein contained and the Act entitled to receive notice from the Company. Provided that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:

Notice of Meetings.

(a) in the case of an Annual General Meeting by all the Members entitled to attend and vote thereat; and

(b)                                 in the case of an Extraordinary General Meeting by a majority in number of the Members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent of the total voting rights of all the Members having a right to vote at that General Meeting.

Provided also that the accidental omission to give notice to, or the non-receipt by any person entitled thereto, shall not invalidate the proceedings at any General Meeting.

62 (A) Every notice calling a General Meeting shall specify the place and the day and hour of the Meeting, and there shall appear with reasonable prominence in every such notice a statement that a	Contents of notice.

Member entitled to attend and vote is entitled to appoint a proxy to attend and to vote instead of him and that a proxy need not be a Member.

(B) In the case of an Annual General Meeting, the notice shall also specify the Meeting as such.

(C) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of the business; and if any resolution is to be proposed as a special resolution or as requiring special notice, the notice shall contain a statement to that effect.

63 Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:	Routine business.

(a) declaring dividends;

(b) receiving and adopting the financial statements, the Directors’ statement, the reports of the Auditors, and other documents required to be annexed to the financial statements;

(c) appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement;

(d) appointing or re-appointing Auditors and fixing the remuneration of Auditors or determining the manner in which such remuneration is to be fixed; and

(e) fixing the remuneration of the Directors proposed to be paid under Regulation 91.

63A Any notice of a General Meeting to consider special business shall be accompanied by a statement regarding the effect of any proposed resolution on the Company in respect of such special business.

PROCEEDINGS AT GENERAL MEETINGS

64                                  No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Save as herein otherwise provided, the quorum at any General Meeting shall be Members holding in aggregate not less than 15 per cent of the total number of issued and fully paid shares (excluding treasury shares) in the capital of the Company for the time being, present in person or by proxy.

Quorum.

For the purpose of this Regulation, “Member” includes a person attending by proxy or by attorney or as representing a corporation which is a Member.

65                                  If within half an hour from the time appointed for the Meeting (or such longer interval as the Chairman of the meeting may deem fit to allow) a quorum is not present, the Meeting if convened on the requisition of Members shall be dissolved. In any other case, it shall

Adjournment if quorum not present.

stand adjourned to the same day in the next week (or if that day is a public holiday, then to the next business day following that public holiday) at the same time and place or such other day, time or place as the Directors may by not less than ten days’ notice appoint. At such adjourned meeting, if within half an hour from the time appointed for such meeting (or such longer interval as the Chairman of the meeting may deem fit to allow) a quorum is not present, such meeting shall stand adjourned to the same day in the next week (or if that day is a public holiday, then to the next business day following that public holiday) at the same time and place or such other day, time or place as the Directors may by not less than ten days’ notice appoint. At the second adjourned meeting, any one or more members present in person or by proxy shall be a quorum.

66 Subject to any additional requirements as may be imposed by the Act, all resolutions of the Members shall be adopted by a simple majority vote of the Members present and voting.	Voting.

67                                  Subject to the provisions of the Act and provided that the shares of the Company are not listed on any stock exchange, a resolution in writing signed by one or more Members of the Company who represent (a) a majority (in the case of ordinary resolutions) or (b) at least 75% (in the case of a special resolution) of the total voting rights or all Members entitled to vote or being a corporation by its duly authorised representative shall have the same effect and validity as if it had been passed at a General Meeting duly convened, held and constituted, and may consist of several documents in the like form, each signed by one or more of such Members.

Resolutions in writing.

68                                  The Chairman of the Board of Directors shall preside as Chairman at every General Meeting. If there be no such Chairman or if at any Meeting he be not present within ten minutes after the time appointed for holding the Meeting or be unwilling to act, the Members present shall choose some Director to be Chairman of the Meeting or, if no Director be present or if all the Directors present decline to take the Chair, one of their number present, to be Chairman.

Chairman.

69                                  The Chairman may, with the consent of any Meeting at which a quorum is present (and shall if so directed by the Meeting) adjourn the Meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place. When a Meeting is adjourned for thirty days or more or sine die, notice of the adjourned Meeting shall be given as in the case of the original Meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned Meeting.

Adjournment.

69A                         If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

Amendment to resolution.

70 All resolutions at General Meetings shall be voted by poll.	Method of voting.

71                                  A poll shall be taken in such manner (including the use of ballot or voting papers) as the Chairman may direct and the result of a poll shall be deemed to be the resolution of the Meeting. The Chairman may, and if so requested shall, appoint scrutineers and may adjourn the Meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

Taking a poll.

72                                  If any votes be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same Meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the Chairman be of sufficient magnitude.

Votes counted in error.

73 In the case of equality of votes, the Chairman of the Meeting shall not be entitled to a second or casting vote.	Chairman no casting vote.

VOTES OF MEMBERS

74                                  Subject to this Constitution and to any special rights or restrictions as to voting attached to any class of shares hereinafter issued every such Member shall have one vote for every share of which he is the holder or represents.

Voting rights of Members.

75                                  Where there are joint registered holders of any share any one of such persons may vote and be reckoned in a quorum at any Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative as if he were solely entitled thereto and if more than one of such joint holders be so present at any Meeting that one of such persons so present whose name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Member in whose name any share stands shall for the purpose of this Regulation be deemed joint holders thereof.

Voting rights of joint holders.

76                                  A Member who is mentally disordered or whose person or estate is liable to be dealt with in any way under the law relating to mental capacity may vote by his committee, curator bonis or such other person as properly has the management of his estate and any such committee, curator bonis or other person may vote by proxy or attorney. Provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than 72 hours before the time appointed for holding the Meeting.

Voting rights of Members who are mentally disordered.

77                                  Subject to the provisions of this Constitution and the Act, every Member shall be entitled to be present and to vote at any General Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative and to be reckoned in a quorum in respect of shares fully paid and in respect of partly paid shares where calls are not due and unpaid.

Right to vote.

78 No objection shall be raised to the qualification of any voter except at the Meeting or adjourned Meeting at which the vote objected to	Objections.

is given or tendered and every vote not disallowed at such Meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the Meeting whose decision shall be final and conclusive.

79                                  On a poll, votes may be given either personally or by proxy or by attorney or in the case of a corporation by its representative and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

Votes on a poll.

80 (a) A Member who is not the Depository may appoint not more than two proxies to attend, speak and vote at the same General Meeting.	Appointment of proxies.

(b)                                 A Member who is the Depository may appoint more than two proxies to attend, speak and vote at the same General Meeting, but each proxy must be appointed to exercise the rights attached to a different share or shares held by such member.

(c)                                  In any case where a form of proxy appoints more than one proxy, the proportion of the shareholding concerned to be represented by each proxy shall be specified in the form of proxy.

81                                  In any case where the member is the Depository, the Company shall be entitled and bound:

(a)                                 to reject any instrument of proxy lodged if the Depositor is not shown to have any shares entered against his name in the Depository Register as at 72 hours before the time of the relevant General Meeting as certified by the Depository to the Company; and

(b)                                 to accept as the maximum number of votes which in aggregate the proxy or proxies appointed by the Depositor is or are able to cast on a poll a number which is the number of shares entered against the name of that Depositor in the Depository Register as at 72 hours before the time of the relevant General Meeting as certified by the Depository to the Company, whether that number is greater or smaller than the number specified in any instrument of proxy executed by or on behalf of that Depositor.

82                                  The Company shall be entitled and bound, in determining rights to vote and other matters in respect of a completed instrument of proxy submitted to it, to have regard to the instructions (if any) given by and the notes (if any) set out in the instrument of proxy.

83 (A) An instrument appointing a proxy shall be in writing and:

(a)                                 in the case of an individual shall be:

(i)                                     signed by the appointor or by his attorney if the instrument is delivered personally or by post; or

(ii)                                  authorised by that individual through such method and in such manner as may be approved by the Directors, if the instrument is submitted by electronic communication; and

Proxy instrument to be in writing.

(b) in the case of a corporation shall be:

(i)                                     either under the common seal or signed by its attorney or by an officer on behalf of the corporation if the instrument is delivered personally or by post; or

(ii)                                  authorised by that corporation through such method and in such manner as may be approved by the Directors, if the instrument is submitted by electronic communication.

The Directors may for the purposes of Regulations 83(A)(a)(i) and 83(A)(b)(i), but shall not be bound to, require evidence of the authority of any such attorney or officer. The Directors may, for the purposes of Regulations 83(A)(a)(ii) and 83(A)(b)(ii), designate procedures for authenticating any such instrument, and any such instrument not so authenticated by use of such procedures shall be deemed not to have been received by the Company.

(B) The Directors may, in their absolute discretion:

(a) approve the method and manner for an instrument appointing a proxy to be authorised; and

(b) designate the procedure for authenticating an instrument appointing a proxy,

as contemplated in Regulations 83(A)(a)(ii) and 83(A)(b)(ii) for application to such members or class of members as they may determine. Where the Directors do not so approve and designate in relation to a member (whether of a class or otherwise), Regulation 83(A)(a)(i) and/or, as the case may be, Regulation 83(A)(b)(i) shall apply.

84 A proxy need not be a Member.	Proxy need not be a Member.

85                                  (A) An instrument appointing a proxy or the power of attorney or other authority, if any,

(a)                                 if sent personally or by post, must be left at the Office or such other place (if any) as is specified for the purpose in the notice convening the Meeting; or

(b)                                 if submitted by electronic communication, must be received through such means as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the Meeting, and, in either case, not less than 72 hours before the time appointed for the holding of the Meeting or adjourned Meeting at which it is to be used and in default shall not be treated as valid unless the Directors otherwise determine. An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the Meeting as for the Meeting to which it relates, Provided that an instrument of proxy relating to more than one Meeting (including any adjournment thereof) having once been so delivered in accordance with the provisions of this Constitution for the purposes of any Meeting shall not be required

Deposit of proxies.

again to be delivered for the purposes of any subsequent Meeting to which it relates.

(B) The Directors may, in their absolute discretion, and in relation to such members or class of members as they may determine, specify the means through which instruments appointing a proxy may be submitted by electronic communications, as contemplated in Regulation 85(A)(b). Where the Directors do not so specify in relation to a member (whether of a class or otherwise), Regulation 85(A)(a) shall apply.

86                                  (A) Subject to the relevant listing rules of any stock exchange upon which shares in the Company may be listed, an instrument appointing a proxy shall be writing in any usual or common form or in any other form which the Directors may approve, shall be deemed to include the right to move any resolution or amendment thereto and to speak at the Meeting, and need not be witnessed.

Form of proxies.

(B) Where an instrument appointing a proxy is signed or authorised on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument of proxy pursuant to Regulation 85, failing which the instrument may be treated as invalid.

87                                  A vote given in accordance with the terms of an instrument of proxy (which for the purposes of this Constitution shall also include a power of attorney) shall be valid notwithstanding the previous death or mental disorder of the principal or revocation of the proxy, or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy was given. Provided that no intimation in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office (or such other place as may be specified for the deposit of instruments appointing proxies) before the commencement of the Meeting or adjourned Meeting at which the proxy is used.

Intervening death or mental disorder of principal not to revoke proxy.

88                                  Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any Meeting of the Company or of any class of Members. The person so authorised shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of this Constitution (but subject to the Act) be deemed to be present in person at any such Meeting if a person so authorised is present thereat.

Corporations acting by representatives.

DIRECTORS

89                                  Subject to the other provisions of Section 145 of the Act, the number of Directors, all of whom shall be natural persons, shall not (unless otherwise determined by a General Meeting) be less than five nor (unless otherwise determined by a General Meeting) more than twelve. The Company may by ordinary resolution from time to time vary the minimum and/or the maximum number of Directors.

Number of Directors.

90                                  A Director need not be a Member and shall not be required to hold any share qualification unless and until otherwise determined by the Company in General Meeting but shall be entitled to attend and speak at General Meetings.

Qualification.

91                                  Subject to Section 169 of the Act, the remuneration of the Directors shall be determined from time to time by an ordinary resolution passed at a General Meeting, and (unless such resolution otherwise provides) shall be divisible among the Directors in such proportions and manner as they may agree and in default of agreement equally, except that in the latter event any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for the proportion of remuneration related to the period during which he has held office. The remuneration of the Directors shall not be increased except pursuant to an ordinary resolution passed at a General Meeting where notice of the proposed increase shall have been given in the notice convening the General Meeting.

Remuneration of Directors.

92                                  The Directors shall be entitled to be repaid all travelling or such reasonable expenses as may be incurred in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise howsoever in or about the business of the Company in the course of the performance of their duties as Directors.

Travelling Expenses.

93                                  (A) Any Director who is appointed to any executive office or serves on any committee or who otherwise performs or renders services, which in the opinion of the Directors are outside his ordinary duties as a Director, may, subject to Section 169 of the Act, be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

(B) The fees (including any remuneration under Regulation 93(A) above) in the case of a Director other than an Executive Director shall be payable by a fixed sum and shall not at any time be by commission on or percentage of the profits or turnover, and no Director whether an Executive Director or otherwise shall be remunerated by a commission on or percentage of turnover.

Extra Remuneration.

93A                         The Directors shall have power to pay and agree to pay pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director for the time being holding any executive office and for the purpose of providing any such pensions or other benefits to contribute to any scheme or fund or to pay premiums.

94                                  (A) Other than the office of Auditor, a Director may hold any other office or place of profit under the Company and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. No Director or intending Director shall be disqualified by his office from transacting or entering into any arrangement with the Company either as vendor, purchaser or otherwise nor shall such transaction or arrangement or any transaction or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be

Power of Directors to hold office of profit and to transact with Company.

avoided nor shall any Director so transacting or being so interested be liable to account to the Company for any profit realised by any such transaction or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established.

(B) Every Director shall observe the provisions of Section 156 of the Act relating to the disclosure of the interests of the Directors in transactions or proposed transactions with the Company or of any office or property held by a Director which might create duties or interests in conflict with his duties or interests as a Director. A Director shall not be entitled to vote in respect of any transaction or arrangement in which he is interested and he shall not be taken into account in ascertaining whether a quorum is present.

Directors to observe Section 156 of the Act.

94A                         (A) A Director may be or become a director of or hold any office or place of profit (other than as Auditor) or be otherwise interested in any company in which the Company may be interested as vendor, purchaser, shareholder or otherwise and unless otherwise agreed shall not be accountable for any fees, remuneration or other benefits received by him as a director or officer of or by virtue of his interest in such other company.

Holding of office in other companies.

(B) The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any such Director may vote in favour of the exercise of such voting powers in the manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company.

Directors may exercise voting power conferred by Company’s shares in another company.

95                                  (A) The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman or Deputy Chairman) on such terms and for such period as they may (subject to the Applicable Laws) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment.

Appointment of Directors as holders of executive office.

(B) The appointment of any Director to the office of Chairman or Deputy Chairman shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(C) The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(D) The Directors may entrust to and confer upon any Directors holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from to time revoke, withdraw, alter or vary all or any of such powers.

CHIEF EXECUTIVE OFFICER

96                                  The Directors may from time to time appoint one or more of their body to be Chief Executive Officer of the Company and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places.

Appointment of Chief Executive Officer.

97                                  A Chief Executive Officer shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company and if he ceases to hold the office of Director for any cause he shall ipso facto and immediately cease to be a Chief Executive Officer.

Resignation and removal of Chief Executive Officer.

98                                  Subject to Section 169 of the Act, the remuneration of a Chief Executive Officer shall from time to time be fixed by the Directors and may, subject to this Constitution, be by way of salary or commission or participation in profits or by any or all of these modes.

Remuneration of Chief Executive Officer.

99                                  The Directors may from time to time entrust to and confer upon a Chief Executive Officer for the time being such of the powers exercisable under this Constitution by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.

Power of Chief Executive Officer.

APPOINTMENT AND RETIREMENT OF DIRECTORS

100 The office of a Director shall be vacated in any one of the following events, namely:	Vacation of office of Director.

(a) if he becomes prohibited from being a Director by reason of any order made under the Act; or

(b) if he ceases to be a Director by virtue of any of the provisions of the Act or this Constitution; or

(c) subject to Section 145 of the Act, if he resigns by writing under his hand left at the Office; or

(d) if he becomes bankrupt or suspends payments or compounds with his creditors generally; or

(e)                                  if he becomes mentally disordered and incapable of managing himself or his affairs or if in Singapore or elsewhere, an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

(f)                                   he is removed by the Company in General Meeting by an ordinary resolution pursuant to Regulation 105; or

(g)                                  if he is disqualified from acting as a director in any jurisdiction for reasons other than on technical grounds.

101                           At the first Annual General Meeting of the Company all the Directors for the time being, save for any Director holding office as Chief Executive Officer or chief financial officer, shall retire from office, and at each subsequent Annual General Meeting, one-third of the Directors for the time being (or, if their number is not a multiple of three, the number nearest to one-third) shall retire from office by rotation Provided that no Director holding office as Chief Executive Officer or chief financial officer shall be subject to retirement by rotation or be taken into account in determining the number of Directors to retire.

Retirement of Directors.

102                           The Directors to retire in every year shall be those, subject to retirement by rotation, who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.

Retiring Directors eligible for re-election.

103                           The Company at the General Meeting at which a Director retires under any provision of this Constitution may by ordinary resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default, the retiring Director shall be deemed to have been re-elected except in any of the following cases:

Filling vacated office.

(a) where at such General Meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the General Meeting and lost;

(b) where such Director is disqualified under the Act from holding office as a Director or has given notice in writing to the Company that he is unwilling to be re-elected; or

(c) where the default is due to the moving of a resolution in contravention of the next following Regulation.

The retirement shall not have effect until the conclusion of the General Meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the General Meeting and lost, and accordingly, a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

104                           A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

Appointment of two or more persons as Directors.

105                           The Company may in accordance with and subject to the provisions of the Act by ordinary resolution of which special notice has been given, remove any Director from office (notwithstanding any provision of this Constitution or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and appoint another person in place of a Director so removed from office. In default of such appointment, the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

Removal of Directors.

106                           The Company may by ordinary resolution appoint any person to be a Director and the Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director. Without prejudice thereto, the Directors shall have power at any time so to do, but so that the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with this Constitution. Any person so appointed by the Directors shall hold office only until the next Annual General Meeting and shall then be eligible for re-election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

Power to fill casual vacancies and to appoint additional Director.

ALTERNATE DIRECTORS

107                           (A) Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (other than another Director) approved by a majority of his co-Directors to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the majority of the Directors, shall have effect only upon and subject to being so approved. A person shall not be appointed as alternate Director to more than one Director at the same time.

Appointment of Alternate Directors.

(B) The appointment of an Alternate Director shall ipso facto terminate on the happening of any event which if he were a Director would render his office as a Director to be vacated and his appointment shall also determine ipso facto if his appointor ceases for any reason to be a Director.

(C) An Alternate Director shall be entitled to receive notices of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally, if his appointor is absent from Singapore or is otherwise unable to act as such Director, to perform all functions of his appointor as a Director (except the power to appoint an Alternate Director) and to sign any resolution in accordance with the provisions of Regulation 112.

(D) An Alternate Director shall not be taken into account in reckoning the minimum number of Directors allowed for the time being under this Constitution but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote.

(E) An Alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company.

(F) An Alternate Director shall not be required to hold any share qualification.

PROCEEDINGS OF DIRECTORS

108                           (A) The Directors may meet together for the despatch of business, adjourn or otherwise regulate their meetings as they think fit. A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors. Subject to the provisions of this Constitution, questions arising at any meeting shall be determined by a majority of votes and in case of an equality of votes, the Chairman of the meeting shall not be entitled to a second or casting vote.

Meetings of Directors and voting.

(B) The Directors may participate in a meeting of the Directors by means of a conference telephone or a video conference telephone or similar communications equipment by which all persons participating in the meeting are able to hear and be heard by all other participants without the need for a Director to be in the physical presence of another Director(s) and participation in the meeting in this manner shall be deemed to constitute presence in person at such meeting. The Directors participating in any such meeting shall be counted in the quorum for such meeting and subject to there being a requisite quorum under this Constitution, all resolutions agreed by the Directors in such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Directors duly convened and held. A meeting conducted by means of a conference telephone or a video conference telephone or similar communications equipment as aforesaid is deemed to be held at the place agreed upon by the Directors attending the meeting, provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting.

Participation in a meeting by conference telephone or video conference telephone.

(C) In the case of a meeting which is not held in person, the fact that a Director is taking part in the meeting must be made known to all the other Directors taking part, and no Director may disconnect or cease to take part in the meeting unless he makes known to all other Directors taking part that he is ceasing to take part in the meeting.

109                           The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be such number of Directors comprising a majority of the Directors for the time being. A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers and discretions for the time being exercisable by the Directors.

Quorum.

110                           The continuing Directors may act notwithstanding any vacancies in their body. If and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with this Constitution, any Member may summon a General Meeting for the purpose of appointing Directors.

Proceedings in case of vacancies.

111                           The Directors may from time to time elect a Chairman and if desired a Deputy Chairman and determine the period for which he is or they are to hold office. The Deputy Chairman will perform the duties of the Chairman during the Chairman’s absence for any reason. The Chairman and in his absence the Deputy Chairman shall preside as Chairman at meetings of the Directors but if no such Chairman or Deputy Chairman be elected or if at any meeting the Chairman and the Deputy Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.

Chairman of Directors.

112                           A resolution in writing signed by a majority of the Directors for the time being and being not less than are sufficient to form a quorum shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors. Provided that, where a Director has appointed an Alternate Director, the Director or (in lieu of the Director) his Alternate may sign. The expressions “in writing” and “signed” include approval by any such Director by telefax or any form of electronic communication approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.

Resolutions in writing.

113                           (A) The Directors may delegate any of their powers to committees consisting of such member or members of their body and. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.

Power to appoint committees.

(B) The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of this Constitution regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Regulation.

Proceedings at committee meetings.

(C) All acts done by any meeting of Directors or of any such committee or by any person acting as Director or as a member of any such committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any such Director or person acting as

Validity of acts of Directors in spite of some formal defect.

aforesaid or that they or any of them were or was disqualified or had vacated office or were not entitled to vote be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

GENERAL POWERS OF THE DIRECTORS

114                           The business and affairs of the Company shall be managed by or under the direction or supervision of the Directors. The Directors may exercise all such powers of the Company as are not by the Statutes or by this Constitution required to be exercised by the Company in General Meeting, but subject nevertheless to any Regulations of this Constitution, to the provisions of the Act and to such regulations, being not inconsistent with the aforesaid Regulations or provisions, as may be prescribed by special resolutions of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made,. The Directors shall not carry into effect any proposals for selling or disposing of the whole or substantially the whole of the Company’s undertaking or property unless those proposals have been approved by the Company in General Meeting. The general powers given by this Regulation shall not be limited or restricted by any special authority or power given to the Directors by any other Regulation.

General powers of Directors to manage Company’s business.

115                           (A) The Directors may from time to time by power of attorney, if the Seal is adopted, to be under the Seal, appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney as the Directors may think fit and may also authorise any such attorney to subdelegate all or any of the powers, authorities and discretions vested in him.

Power to appoint attorneys.

(B) The Company or the Directors on behalf of the Company may in exercise of the powers in that behalf conferred by the Act cause to be kept a Branch Register or Register of Members and the Directors may (subject to the provisions of the Act) make and vary such regulations as they may think fit in respect of the keeping of any such Branch Register.

Power to keep Branch Registers.

116                           All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

Signature of cheques and bills.

BORROWING POWERS

117                           Subject as hereinafter provided and to the provisions of the Statutes, the Directors may borrow or raise money from time to time for the purpose of the Company or secure the payment of such sums as they think fit and may secure the repayment or payment of such sums by mortgage or charge upon all or any of the property or assets of the Company or by the issue of debentures or otherwise as they may think fit.

Directors’ borrowing powers.

SECRETARY

118                           The Secretary or Secretaries shall and a Deputy or Assistant Secretary or Secretaries may be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary, Deputy or Assistant Secretary so appointed may be removed by them, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company. The appointment and duties of the Secretary or Secretaries shall not conflict with the provisions of the Act and in particular Section 171 thereof. Notwithstanding the above, the office of Secretary, Deputy or Assistant Secretary shall be vacated if he resigns by writing under hand left at the Office.

Secretary.

SEAL

119                           (A) The Company may adopt a Seal. In the event the Company adopts a Seal, the Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or a committee of Directors authorised by the Directors in that behalf. Every instrument to which the Seal shall be affixed shall be signed by a Director and countersigned by the Secretary or a second Director or by some other person appointed by the Directors in place of the Secretary or such second Director for the purpose, save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature or other method approved by the Directors.

Seal.

(B) The Company may exercise the powers conferred by the Act with regard to having an Official Seal for use abroad, and such powers shall be vested in the Directors.	Official Seal.

(C) The Company may have a duplicate Common Seal as referred to in Section 124 of the Act which shall be a facsimile of the Common Seal with the addition on its face of the words “Share Seal”.	Share Seal.

AUTHENTICATION OF DOCUMENTS

120                           Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents, accounts and financial statements relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or

Power to authenticate documents.

extracts; and where any books, records, documents, accounts and financial statements are elsewhere than at the Office, the local manager and other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. Any authentication or certification made pursuant to this Regulation may be made by any electronic means approved by the Directors from time to time for such purpose incorporating, if the Directors deem necessary, the use of security and/or identification procedures or devices approved by the Directors.

121                           A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of the Company or the Directors or any committee which is certified as such in accordance with the provisions of the last preceding Regulation shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting. Any authentication or certification made pursuant to this Regulation may be made by any electronic means approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.

Certified copies of resolution of the Directors.

DIVIDENDS

122                           The Company may by ordinary resolution declare dividends, including in the manner set out in Regulations 129 and 130, but (without prejudice to the powers of the Company to pay interest on share capital as hereinbefore provided) no dividend shall be payable except out of the profits of the Company, or in excess of the amount recommended by the Directors.

Payment of dividends.

123 Subject to any rights or restrictions attached to any shares or class of shares and except as otherwise permitted under the Act:	Apportionment of dividends.

(a)                                 all dividends in respect of shares shall be paid in proportion to the number of shares held by a Member but where shares are partly paid all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the partly paid shares; and

(b)                                 all dividends shall be apportioned and paid proportionately to the amounts so paid or credited as paid during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

For the purposes of this Regulation, an amount paid or credited as paid on a share in advance of a call is to be ignored.

124                           If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed preferential dividends on any class of shares carrying a fixed preferential dividend expressed to be payable on a fixed date on the half-yearly or other dates (if any) prescribed for the payment

Payment of preference and interim dividends.

thereof by the terms of issue of the shares, and subject thereto may also from time to time pay to the holders of any other class of shares interim dividends thereon of such amounts and on such dates as they may think fit.

125 No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.	Dividends not to bear interest.

126                           The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or in connection therewith.

Deduction for debts due to Company.

127                           (A) The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

Retention of dividends on shares subject to lien or pending transmission; unclaimed dividends or other moneys.

(B) The Directors may retain the dividends payable on shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a Member or which any person under those provisions is entitled to transfer until such person shall become a Member in respect of such shares or shall duly transfer the same.

(C) The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends and other moneys payable on or in respect of a share that are unclaimed after first becoming payable may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend or moneys unclaimed after a period of six years from the date they are first payable may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the moneys so forfeited to the person entitled thereto prior to the forfeiture.

128                           The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the Member (or the person entitled to the share in consequence of the death or bankruptcy of the holder) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

Waiver of dividends.

129                           The Company may, upon the recommendation of the Directors, by ordinary resolution direct payment of a dividend in whole or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways; and the Directors shall give effect to such Resolution

Payment of dividend in specie.

and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

130                           (A) Whenever the Directors or the Company in General Meeting have resolved or proposed that a dividend (including an interim, final, special or other dividend) be paid or declared on the ordinary share capital of the Company, the Directors may further resolve that Members entitled to such dividend be entitled to elect to receive an allotment of ordinary shares credited as fully paid in lieu of cash in respect of the whole or such part of the dividend as the Directors many think fit. In such case, the following provisions shall apply:

(a) the basis of any such allotment shall be determined by the Directors;

(b)                                 the Directors shall determine the manner in which Members shall be entitled to elect to receive an allotment of ordinary shares credited as fully paid in lieu of cash in respect of the whole or such part of any dividend in respect of which the Directors shall have passed such a resolution as aforesaid, and the Directors may make such arrangements as to the giving of notice to Members, providing for forms of election for completion by Members (whether in respect of a particular dividend or dividends or generally), determining the procedure for making such elections or revoking the same and the place at which and the latest date and time by which any forms of election or other documents by which elections are made or revoked must be lodged, and otherwise make all such arrangements and do all such things, as the Directors consider necessary or expedient in connection with the provisions of this Regulation;

(c)                                  the right of election may be exercised in respect of the whole of that portion of the dividend in respect of which the right of election has been accorded Provided that the Directors may determine, either generally or in any specific case, that such right shall be exercisable in respect of the whole or any part of that portion;

(d)                                 the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on ordinary shares in respect whereof the share election has been duly exercised (the “elected ordinary shares”) and in lieu and in satisfaction thereof ordinary shares shall be allotted and credited as fully paid to the holders of the elected ordinary shares on the basis of allotment determined as aforesaid and for such purpose and notwithstanding the provisions of Regulation 135, the Directors shall capitalise and apply the amount standing to the credit of the Company’s reserve accounts as the Directors may determine, such sum as may be required to pay up in full the appropriate number of ordinary shares for allotment and distribution to and among the holders of the elected ordinary shares on such basis.

(B) (a)             The ordinary shares allotted pursuant to the provisions of paragraph (A) of this Regulation shall rank pari passu in all respects with the ordinary shares then in issue save only as regards participation in the dividend which is the subject of the election referred to above (including the right to make the election referred to above) or any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneous with the payment or declaration of the dividend which is the subject of the election referred to above, unless the Directors shall otherwise specify.

(b)                                 The Directors may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (A) of this Regulation, with full power to make such provisions as they think fit in the case of shares becoming distributable in fractions (including, notwithstanding any provision to the contrary in this Constitution, provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or down).

(C)                               The Directors may, on any occasion when they resolve as provided in paragraph (A) of this Regulation, determine that rights of election under that paragraph shall not be made available to the persons who are registered as holders of ordinary shares in the Register, or in respect of ordinary shares the transfer of which is registered, after such date as the Directors may fix subject to such exceptions as the Directors may think fit, and in such event the provisions of this Regulation shall be read and construed subject to such determination.

(D)                               The Directors may, on any occasion when they resolve as provided in paragraph (A) of this Regulation, further determine that no allotment of shares or rights of election for shares under that paragraph shall be made available or made to Members whose registered addresses entered in the Register are outside Singapore, South Africa or the United States of America or to such other members or class of members as the Directors may in their sole discretion decide and in such event the only entitlement of the members aforesaid shall be to receive in cash the relevant dividend resolved or proposed to be paid or declared.

(E)                                Notwithstanding the foregoing provisions of this Regulation, if at any time after the Directors’ resolution to apply the provisions of paragraph (A) of this Regulation in relation to any dividend but prior to the allotment of ordinary shares pursuant thereto, the Directors shall consider that by reason of any event or circumstance (whether arising before or after such resolution) or by reason of any matter whatsoever it is no longer expedient or appropriate to implement that proposal, the Directors may at their absolute discretion and without assigning any reason therefor, cancel the proposed application of paragraph (A) of this Regulation.

131                           Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or, if several persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder to any one of such persons or to such persons and such address as such persons may by writing direct or by such means (including, by electronic means) as the Directors may decide at their absolute discretion. If paid by cheque or warrant, every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be endorsed or the receipt of any such person shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

Dividends payable by cheque or other means.

132 A transfer of shares shall not pass the right to any dividend declared on such shares before the registration of the transfer.	Effect of transfer.

RESERVES

133                           The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for meeting contingencies or for the gradual liquidation of any debt or liability of the Company or for repairing or maintaining the works, plant and machinery of the Company or for special dividends or bonuses or for equalising dividends or for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested.

Power to carry profit to reserve.

134                           The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.

Manner of dealing with reserves.

BONUS ISSUES AND CAPITALISATION OF PROFITS AND RESERVES

135 The Company may, upon the recommendation of the Directors, by ordinary resolution:	Power to issue free bonus shares and/or to capitalise profits.

(a) issue bonus shares for which no consideration is payable to the Company, to the Members holding shares in the

Company in proportion to their then holdings of shares; and/or

(b)                                 capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts or any sum standing to the credit of the profit and loss account or otherwise available for distribution, provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend and accordingly that the Directors be authorised and directed to appropriate the sum resolved to be capitalised to the Members holding shares in the Company in the proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such Members respectively, or in paying up in full new shares or debentures of the Company, such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Members in the proportion aforesaid or partly in one way and partly in the other.

136                           Whenever such a Resolution as aforesaid shall have been passed, the Directors may do all acts and things considered necessary or expedient to give effect to any such bonus issue and/or capitalisation with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for any such bonus issue or capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all such Members.

Power of Directors to give effect to bonus issues and/or capitalisations.

137                           In addition and without prejudice to the powers provided for by Regulations 135 and 136, the Directors shall have power to issue shares for which no consideration is payable and/or to capitalise any undivided profits or other moneys of the Company not required for the payment or provision of any dividend on any shares entitled to cumulative or non-cumulative preferential dividends (including profits or other moneys carried and standing to any reserve or reserves) and to apply such profits or other moneys in paying up in full new shares, in each case on terms that such shares shall, upon issue, be held by or for the benefit of participants of the Grindrod Shipping Holdings Ltd. Forfeitable Share Incentive Plan 2017 (as amended from time to time) and/or any share incentive or option scheme or plan implemented by the Company and approved by a resolution of the Members in General Meeting, in such manner and on such terms as proposed by the Directors.

Power to issue free shares or capitalise reserves for employee share-based incentive plans.

MINUTES AND BOOKS

138 The Directors shall cause minutes to be made in books to be provided for the purpose:	Minutes.

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors present at each meeting of Directors and of any committee of Directors; and

(c) of all Resolutions and proceedings at all Meetings of the Company and of any class of Members, of the Directors and of committees of Directors.

139                           The Directors shall duly comply with the provisions of the Act and in particular the provisions with regard to registration of charges created by or affecting property of the Company with regard to keeping a Register of Directors and Secretaries, the Register, a Register of Mortgages and Charges and a Register of Directors’ Share and Debenture Holdings and with regard to the production and furnishing of copies of such Registers and of any Register of Holders of Debentures of the Company.

Keeping of Registers, etc.

140                           Any register, index, minute book, book of accounts or other book required by this Constitution or by the Act to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating discovery.

Form of registers, etc.

FINANCIAL STATEMENTS AND ACCOUNTS

141                           The Directors shall cause to be kept such accounting and other records as are necessary to comply with the provisions of the Act and shall cause those records to be kept in such manner as to enable them to be conveniently and properly audited.

Directors to keep proper accounts.

142                           Subject to the provisions of Section 199 of the Act, the books of accounts shall be kept at the Office or at such other place or places as the Directors think fit within Singapore. No Member (other than a Director) shall have any right of inspecting any account or book or document or other recording of the Company except as is conferred by law or authorised by the Directors or by an ordinary resolution of the Company.

Location and inspection.

143                           Subject to and in accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the Company in General Meeting such financial statements and, if required, balance sheets, group accounts (if any) and reports as may be necessary.

Presentation of accounts.

144                           A copy of every financial statement and balance sheet which is to be laid before a General Meeting of the Company (including every document required by the Act to be annexed thereto) together with a copy of every report of the Auditors relating thereto and of the Directors’ statement shall not less than fourteen days before the

Copies of accounts.

date of the Meeting be sent to every Member of, and every holder of debentures (if any) of, the Company and to every other person who is entitled to receive notices from the Company under the provisions of the Act or of this Constitution. Provided that this Regulation shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of a share in the Company or the several persons entitled thereto in consequence of the death or bankruptcy of the holder or otherwise but any Member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

AUDITORS

145                           Subject to the provisions of the Act, Auditors shall be appointed and their duties regulated in accordance with the provisions of the Act. Every Auditor of the Company shall have a right of access at all times to the accounting and other records of the Company and shall make his report as required by the Act.

Appointment of Auditors.

146                           Subject to the provisions of the Act, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

Validity of acts of Auditors in spite of some formal defect.

147                           The Auditors shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting to which any Member is entitled and to be heard at any General Meeting on any part of the business of the Meeting which concerns them as Auditors.

Auditors’ right to receive notices of and attend at General Meetings.

NOTICES

148 (A) Any notice or document may be given by the Company to any Member in any of the following ways:	Service of notice.

(a) by delivering the notice or document personally to him; or

(b) by sending it by prepaid mail to him at his registered address in Singapore or where such address is outside Singapore by prepaid air-mail; or

(c)                                  by sending a telefax containing the text of the notice or document to him at his registered fax number in Singapore or where such fax number is outside Singapore to such fax number outside Singapore or to any other address as might have been previously notified by the Member concerned to the Company.

(B) Any notice, document or other communication served under any of the provisions of this Constitution on or by the Company or any officer of the Company may be tested or verified by telefax or telephone or such other manner as may be convenient in the circumstances but the Company and its officers are under no obligation so to test or verify any such notice, document or communication.

(C) Without prejudice to the provisions of Regulation 148(A), but subject otherwise to the Applicable Laws, any notice or document (including, without limitation, any accounts, balance-sheet, financial statements or report) which is required or permitted to be given, sent or served under the Act or under this Constitution by the Company, or the Directors, to a member may be given, sent or served using electronic communications:

(a) to the current address of that person; or

(b) by making it available on a website prescribed by the Company from time to time,

in accordance with the provisions of this Constitution, the Applicable Laws and/or any other applicable regulations or procedures.

(D) If permitted by the prevailing listing rules of any stock exchange upon which shares in the Company may be listed, for the purpose of Regulation 148(C) above, a member shall be deemed to have agreed to receive such notice or document by way of such electronic communications and shall not have a right to elect to receive a physical copy of such notice or document.

(E) For the purposes of Regulation 148(C) above, if the Company is not permitted by the prevailing listing rules of any stock exchange upon which shares in the Company may be listed, to regard a member as having deemed to have agreed to receive such notice or document by way of such electronic communications in the manner prescribed under Regulation 148(D), a member shall, at the Directors’ discretion, be given an opportunity to elect within a specified period of time whether to receive such notice or document by way of electronic communications or as a physical copy, and a member shall be deemed to have consented to receive such notice or document by way of electronic communications if he was given such an opportunity and he failed to make an election within the specified time, and he shall not in such an event have a right to receive a physical copy of such notice or document.

(F) Where a notice or document is given, sent or served to a member by making it available on a website pursuant to Regulation 148(C)(b), the Company shall give separate notice to the member of the publication of the notice or document on that website and the manner in which the notice or document may be accessed by any one or more of the following means:

(a) by sending such separate notice to the member personally or through the post pursuant to Regulation 148(A);

(b) by sending such separate notice to the member using electronic communications to his current address pursuant to Regulation 148(C)(a);

(c) by way of advertisement in the daily press; and/or

(d) by way of announcement on any stock exchange upon which shares in the Company may be listed.

149                           All notices and documents (including a share certificate) with respect to any shares to which persons are jointly entitled shall be given to whichever of such persons is named first on the Register and notice so given shall be sufficient notice to all the holders of such shares.

Service of notices in respect of joint holders.

150 Any Member with a registered address shall be entitled to have served upon him at such address any notice or document to which he is entitled under this Constitution.	Members shall be served at registered address.

151                           A person entitled to a share in consequence of the death or bankruptcy of a Member or otherwise upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address for the service of notice, shall be entitled to have served upon him at such address any notice or document to which the Member but for his death or bankruptcy or otherwise would be entitled and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any Member or given, sent or served to any Member using electronic communications in pursuance of this Constitution shall (notwithstanding that such Member be then dead or bankrupt or in liquidation or otherwise not entitled to such share and whether or not the Company has notice of the same) be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or first-named joint holder.

Service of notices after death etc. on a Member.

152 (A) Any notice or document given in conformity with Regulation 148 shall be deemed to have been given at any of the following times as may be appropriate:	When service effected.

(a) when it is delivered personally to the Member, at the time when it is so delivered;

(b) when it is sent by prepaid mail to an address in Singapore or by prepaid air-mail to an address outside Singapore, on the day following that on which the notice or document was put into the post;

(c) when the notice or document is sent by telefax, on the day it is so sent; and

(d) when the notice or document is given, sent or served by electronic communications:

(i) to the current address of a person pursuant to Regulation 148(C)(a), it shall be deemed to have been duly given, sent or served at the time of transmission of the electronic communication by the email server or facility operated by the Company or its service provider to the current address of such person (notwithstanding any delayed receipt, non-delivery or “returned mail” reply message or any other error message indicating that the electronic communication was delayed or not successfully sent), unless otherwise provided under the Act and/or any other applicable regulations or procedures; and; or

(ii)                                  by making it available on a website pursuant to Regulation 148(C)(b), it shall be deemed to have been duly given, sent or served on the date on which the notice or document is first made available on the website, unless otherwise provided under the Act and/or any other applicable regulations or procedures.

(B) In proving such service, sending or transmission, it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post as a prepaid letter or air-mail letter as the case may be or that a telefax or the electronic communication was properly addressed and transmitted in the manner provided in the Act.

153                           Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written.

Signature on notice.

154                           When a given number of days’ notice or notice extending over any other period is required to be given the day of service shall not, unless it is otherwise provided or required by this Constitution or by the Act, be counted in such number of days or period.

Day of service not counted.

155 (A) Notice of every General Meeting shall be given in the manner hereinbefore authorised to:	Notice of General Meeting.

(a) every Member;

(b) every person entitled to a share in consequence of the death or bankruptcy or otherwise of a Member who but for the same would be entitled to receive notice of the Meeting; and

(c) the Auditors.

(B) No other person shall be entitled to receive notices of General Meetings.

156 The provisions of Regulations 148, 152, 153 and 154 shall apply mutatis mutandis to notices of meetings of Directors or any committee of Directors.	Notice of meetings of Directors or any committee of Directors.

WINDING UP

157                           (A) The Directors shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

(B) If the Company is wound up (whether the liquidation is voluntary, under supervision, or by the Court) the liquidator may, with the authority of a special resolution, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the liquidator with the like authority thinks fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares or other securities in respect of which there is a liability.

(C) On a voluntary winding up of the Company, no commission or fee shall be paid to a Liquidator without the prior approval of the Members in General Meeting. The amount of such commission or fee shall be notified to all members not less than seven days prior to the Meeting at which it is to be considered.

Power of Directors to present petition; distribution of assets in specie; Liquidator’s commission or fee.

INDEMNITY

158                           Subject to the provisions of and so far as may be permitted by the Statutes, every Director, Auditor, Secretary or other officer of the Company and its subsidiaries and affiliates shall be entitled to be indemnified by the Company against all costs, interest, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties and where he serves at the request of the Company as a director, officer, employee or agent of any subsidiary or affiliate of the Company or in relation thereto including any liability by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court, including, without limitation, provided that there is no conflict with the Statutes. Without prejudice to the generality of the foregoing no Director, Manager, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the

Indemnity of Directors and officers.

Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same happen through his own negligence, wilful default, breach of duty or breach of trust.

SECRECY

159                           No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interest of the Members of the Company to communicate to the public save as may be authorised by law or required by the listing rules of any stock exchange upon which shares in the Company may be listed.

Secrecy.

PERSONAL DATA

160                           (A) A Member who is a natural person is deemed to have consented to the collection, use and disclosure of his personal data (whether such personal data is provided by that Member or is collected through a third party) by the Company (or its agents or service providers) from time to time for any of the following purposes:

Personal data.

(a) implementation and administration of any corporate action by the Company (or its agents or service providers);

(b) internal analysis and/or market research by the Company (or its agents or service providers);

(c) investor relations communications by the Company (or its agents or service providers);

(d) administration by the Company (or its agents or service providers) of that member’s holding of shares in the capital of the Company;

(e)                                  implementation and administration of any service provided by the Company (or its agents or service providers) to its members to receive notices of meetings, annual reports and other shareholder communications and/or for proxy appointment, whether by electronic means or otherwise;

(f)                                   processing, administration and analysis by the Company (or its agents or service providers) of proxies and representatives appointed for any General Meeting (including any adjournment thereof) and the preparation and compilation of the attendance lists, minutes and other documents relating to any General Meeting (including any adjournment thereof);

(g) implementation and administration of, and compliance with, any provision of this Constitution;

(h) compliance with any applicable laws, listing rules, take-over rules, regulations and/or guidelines; and

(i) purposes which are reasonably related to any of the above purposes.

(B) Any Member who appoints a proxy and/or representative for any General Meeting and/or any adjournment thereof is deemed to have warranted that where such Member discloses the personal data of such proxy and/or representative to the Company (or its agents or service providers), that Member has obtained the prior consent of such proxy and/or representative for the collection, use and disclosure by the Company (or its agents or service providers) of the personal data of such proxy and/or representative for the purposes specified in Regulation 160(A)(f), and is deemed to have agreed to indemnify the Company in respect of any penalties, liabilities, claims, demands, losses and damages as a result of such member’s breach of warranty.